EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CHIEF EXECUTIVE OFFICER JAMES H. MORGAN REASSUMES ROLE OF PRESIDENT OF
KRISPY KREME

Kenneth A. May Resigns as President and Chief Operating Officer for Personal Reasons

Winston-Salem, N.C. – April 10, 2012 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today announced that Chief Executive Officer James H. Morgan, Jr. has reassumed the role of President of the Company, effective immediately. Kenneth A. May, who had joined the Company in November 2011 as President and Chief Operating Officer, is leaving the Company for personal reasons.

Mr. Morgan commented: "We think well of Ken and wish him the very best.”

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, N.C., the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in over 690 locations in 21 countries around the world. Connect with Krispy Kreme at krispykreme.com and on Facebook, Foursquare, Twitter and YouTube.

Krispy Kreme Contacts:

Media:	Investors:

Brian K. Little	Douglas R. Muir
(336) 726-8825	Chief Financial Officer
blittle@krispykreme.com	(336) 725-2981